UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 27, 2012

LITHIUM EXPLORATION GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-175883	06-1781911
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

3200 N. Hayden Road, Suite 235, Scottsdale, Arizona	85251
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (480) 641-4790

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[     ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[     ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[     ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[     ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01	Other Items

On June 12, 2012, Lithium Exploration Group, Inc. (the “Company”, “us”, “we”, “our”) filed a complaint in the Court of Common Pleas of Chester County, Pennsylvania against Glottech-USA, LLC, Eldredge, Inc., and the Eldredge Companies, Inc. The complaint seeks an order of the court granting possession of the technology unit, in its current state, to our company. As the unit is currently located on the property of Eldredge, Inc., and the Eldredge Companies, Inc., these companies were included as defendants in the complaint.

On August 27, 2012 we filed a motion to amend our complaint to include claims of breach of trust and fiduciary duty, breach of good faith and fair dealing, breach of contract, conversion of funds, fraud, and the imposition of a constructive trust. We believe that this action is necessary to protect our interest against possible misuse of funds by Glottech-USA, LLC and its principals. We will also seek damages as appropriate.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LITHIUM EXPLORATION GROUP, INC.

/s/ Alexander Walsh
Alexander Walsh
President and Director

Dated: August 27, 2012